UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5480 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 773-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 17, 2007, Atheros Communications, Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K to report that on December 14, 2007, it had completed the closing of the acquisition of privately-held u-Nav Microelectronics Corporation, a Delaware corporation, (“u-Nav”) pursuant to the terms of an Asset Purchase Agreement dated December 13, 2007 (the “Agreement”) between the Company and u-Nav. This Current Report on Form 8-K/A is being filed to provide the financial statements and pro forma financial information described under Item 9.01 below. These financial statements and information are filed as Exhibits 99.1 and 99.2.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The required financial statements of u-Nav as of and for the nine months ended September 30, 2007, for the nine months ended September 30, 2006 and as of and for the years ended December 31, 2006 and 2005, are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b) Pro Forma Financial Information

The required pro forma financial information of the Company as of September 30, 2007 and for the nine months ended September 30, 2007 and for the year ended December 31, 2006 , is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Independent Auditors.

99.1	Financial statements of u-Nav Microelectronics Corporation and Subsidiaries as of and for the nine months ended September 30, 2007, for the nine months ended September 30, 2006 and as of and for the years ended December 31, 2006 and 2005.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007 and Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Atheros Communications, Inc.

Dated: February 26, 2008	By:	/s/ Jack Lazar
Jack Lazar
Chief Financial Officer and Vice President of Corporate Development

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Auditors.

99.1	Financial statements of u-Nav Microelectronics Corporation and Subsidiaries as of and for the nine months ended September 30, 2007, for the nine months ended September 30, 2006 and as of and for the years ended December 31, 2006 and 2005.

99.2	Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2007 and Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006.